 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012 (January 28, 2012)

Behringer Harvard Opportunity REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-3600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

BHFS I, LLC (Land), BHFS II, LLC, BHFS III, LLC and BHFS IV, LLC, the special purpose entity owners of a mixed use development project located in Frisco, Texas and an indirect subsidiary of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” the “Company,” “we,” “our” or “us”), are currently the borrowers under a loan agreement dated July 28, 2008, as amended by that certain First Loan Amendment Agreement (Land Tranche) dated as of July 28, 2009, that certain Second Loan Amendment Agreement dated as of September 28, 2009, that certain Third Loan Amendment Agreement dated as of October 28, 2009, that certain Fourth Loan Amendment Agreement dated as of July 28, 2011 and that certain Fifth Loan Amendment Agreement dated as of August 28, 2011, (collectively, the “BHFS Loan”) with Bank of America, N.A. (“Bank of America”) as administrative agent and lender and with another lending institution that is party to the BHFS Loan. In addition, BHFS Theater, LLC, the special purpose entity owner of an additional tract of land that serves as additional collateral for the BHFS Loan, is a borrower under a mortgage loan agreement (the “Theater Loan”) with Bank of America as administrative agent and lender and with another lending institution that is party to the Theater Loan. BHFS Theater, LLC is an indirect subsidiary of the Company.

The BHFS Loan matured on January 28, 2012 and we did not pay the outstanding principal balance of the loan which constituted an event of default. An event of default under the BHFS Loan constitutes an event of default under the Theater Loan. On February 1, 2012, we were notified by the lenders that we were in default of the Theater Loan as a result of the maturity default of the BHFS Loan and that the lenders intended to accelerate the Theater Loan if the maturity default of the BHFS Loan was not cured by February 9, 2012. The current outstanding principal balance of the BHFS Loan is approximately $44.1 million and the current outstanding principal balance of the Theater Loan is approximately $4.7 million.

We have been and continue to remain current on interest payments due on both the BHFS Loan and the Theater Loan. We also continue to fund operating expenses, tenant improvement expenses and leasing commissions at the property and are current on property taxes with the most recent annual payment having been made on January 31, 2012 in respect of the property’s 2011 property taxes.

We have been and remain actively working with the lenders to extend the maturity date of the BHFS Loan. However, there is no assurance that the lenders will agree to extend the maturity date and may pursue their rights and remedies under the loan agreements, which may include, among other things, ceasing any funding of escrowed expenses, the appointment of a receiver, or foreclosure. We intend to use all options available to us to defend and protect our interest in the property.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard OPPORTUNITY REIT I, Inc.

By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds Senior Vice President - Legal, General Counsel & Secretary

 Dated: February 2, 2012

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